BANKFINANCIAL
                                                                    Corporation


FOR IMMEDIATE RELEASE
---------------------

           BankFinancial Corporation to Host Conference Call on May 17

     Burr Ridge,  Illinois - (May 8, 2006)  BankFinancial  Corporation (Nasdaq -
BFIN) will review first quarter 2006 results in a conference call and webcast for stockholders and analysts on Wednesday, May 17, 2006 at 9:30 a.m. Central time.

     The conference call may be accessed by calling 866-831-6247 and using participant passcode 61601563. The conference call will be simultaneously webcast at www.bankfinancial.com, "Stockholder Information" page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CST on May 31, 2006 on our website. A copy of BankFinancial Corporation's first quarter 2006 Earnings Release is scheduled to be available on our website, under the "Stockholder Information" section on the evening of May 15, 2006.

     BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented savings bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At December 31, 2005, BankFinancial Corporation had total assets of $1.6 billion, total deposits of $1.1 billion and stockholders' equity of $329 million. The company's common stock trades on the Nasdaq Stock Market under the symbol BFIN.





For Further Information
Contact:  Shareholder, Analyst and Investor Inquiries:   Media Inquiries:
          Terence C. Wise                                Gregg T. Adams
          Vice President - Investor Relations            Executive Vice
                                                         President - Marketing
                                                         & Sales
          BankFinancial Corporation                      BankFinancial
                                                         Corporation
          Telephone: 630-242-7151                        Telephone: 630-242-7234